Exhibit 10.13

This is an English Translation

Contract Number:

Equity Exchange Contract

Target Company: Beijing Beichen Auto Rental Company

Prepared by Beijing Equity Exchange

March 2011

Notes to Contract

I.              This Contract is the model contract prepared in accordance with the PRC Contract Law, Tentative Measures on Administration of Enterprise State-owned Equity Transfer and Practice Rules on Enterprise State-owned Equity Exchange. The terms of this Contract are model terms and used by the parties to equity exchange at their own discretion. The parties may make amendments, adjustments or supplementations based on the text of this Contract according to the actual situation.

II.            In order to better safeguard the rights and interests of the contractual parties, both parties should be prudent and detail-oriented when signing the contract. For matters irrelevant to the circumstances provided by the terms of this Contract, a description such as “these terms shall not be applicable to this Contract” may be added in, or the relevant terms can be deleted directly.

III.           Transferor shall refer to the legal person, natural person or other entity that owns the equities or shares of the target enterprise and is able to transfer such equities or shares according to laws. Transferee shall refer to the legal person, individual or other entity that accepts the transfer of the equities or shares by payment of certain consideration according to laws. If the relevant party is an natural person, his/her name and ID number should be provided in the general introduction of the party.

IV.           Transfer Target: the equity exchange contemplated by this Contract shall refer to the transfer with consideration of the equities or shares of the target enterprise owned by the capital contributors or the shareholders. Transfer target refers to the target of such equity exchange, including all or part of the investment interests of a non-corporate enterprise, all or part of shares of a limited liability company, non-listed stock company or a stock cooperative enterprise, and other capital interests that are transferable in accordance with laws.

V.            Target Enterprise shall refer to the enterprise in which the transferor owns the equities or shares by way of capital contribution, such as a non-corporate enterprise, a limited liability company, a non-listed stock company, stock cooperative enterprise, etc. separately invested by the transferor or jointly invested by the transferor with others.

VI.           Beijing Equity Exchange solemnly states that this model contract is only used by the parties who conduct equity exchange in this Exchange at their own discretion based on their actual situation. This Exchange shall not take any responsibilities for guarantee due to the preparation and/or provision of this Contract, including but not limited to guarantee for the completeness of the terms of this model contract, guarantee for the true intention of the contractual parties, guarantee for the signing competency of the contractual parties, guarantee for the truthfulness and accuracy of the statements and undertakings made and the documents and materials provided by the transactional parties for the execution of this Contract.

The Parties

Transferor (“Party A”): Beijing North Star Industrial Group

Registered Address/Domicile: No. 8 Beichen East Road, North Si Huan Zhong Road, Chaoyang District, Beijing

Legal Representative: Sha Wanquan

Telephone: 010-84980325  Zip Code: 100101

Opening Bank:  Bank Account:

Brokerage Member of Transferor: Beijing Jin Yang Tai He Investment Consultancy Co., Ltd.

Telephone:

Transferee (“Party B”): Beijing China Auto Rental Co., Ltd.

Registered Address/Domicile: Room 2801, Block A, No. 2 Wang Jing Zhong Huan Nan Lu, Chaoyang District, Beijing

Legal Representative: Lu Zhengyao

Telephone: 010-58209988  Zip Code: 100102

Opening Bank:Bank of Communications, Beijing Dong Dan Bei Da Jie Branch

Bank Account:

Brokerage Member of Transferee: Beijing Enterprise Liquidation Co., Ltd.

Telephone: 88498283

Whereas:

1              Party A is an enterprise legal person established on 8 August 1992 and legally existing in accordance with PRC laws and a state-owned enterprise under State-owned Assets Supervision and Administration Commission of People’s Government of Beijing Municipality (registration certificate number: 1100001500118 (4-1));

2              Beijing Beichen Auto Rental Company, the target enterprise referred to by this Contract (“Target Enterprise”), is a legally existing enterprise legal person with all the equities legally held by Party A and having an independent enterprise legal person status (registration certificate number: 110105002270732);

3              Party B is a limited liability company duly established and legally existing in accordance with PRC laws (registration certificate number: 110105010519225);

4              Party A intents to transfer all the equities legally held in the Target Enterprise; and Party B intents to acquire such equities.

In accordance with the PRC Contract Law and the Tentative Measures on Administration of Enterprise State-owned Equities Transfer and other relevant laws, regulations and rules, based on the principle of free will, fairness and good faith and through friendly consultation, Party A and Party B have reached the following agreement and entered into this Equity Exchange Contract (“this Contract”) in relation to Party A transferring all the equities owned in Beijing Beichen Auto Rental Company to Party B.

ARTICLE 1 DEFINITION AND INTERPRETATION

Unless otherwise provided by this Contract, the relevant terms in this Contract shall have the following meanings:

1.1           Transferor shall refer to Beijing North Star Industrial Group, i.e. Party A;

1.2           Transferee shall refer to Beijing China Auto Rental Co., Ltd., i.e. Party B;

1.3           Beijing Equity Exchange shall refer to the venue where equity exchange is conducted and its owner Beijing Equity Exchange Co., Ltd.;

1.4           Equity Transfer shall refer to Party A’s transferring of all the equities held in the Target Enterprise to Party B;

1.5           Transfer Price shall refer to the consideration received by Party A from Party B in relation to the transfer of equities;

1.6           Intellectual Property shall refer to all the intellectual properties owned, licensed to and used by the Target Enterprise, no matter whether such intellectual properties are protected, created or generated under the laws of PRC or any other jurisdictions, including all the patents and applications therefor and all similar rights generated under the laws of any jurisdictions (“Patents”); all trademarks, service marks, trade names, service names, brand names, right of commercial arrangement, logos, internet domain names, company names and other similar intangible properties (“Logos”); registered and unregistered copyrights and the registrations and applications therefor (“Copyrights”); concepts, ideas, R&Ds, proprietary technologies, plans, inventions, creations, manufacturing and production processes and technologies, technological data, programs, designs, drawings, specifications, databases, client lists, supplier lists, price and cost information, business and marketing plans and proposals and other proprietary or confidential information of the Target Enterprise (“Trade Secrets”); all the software and technologies of the Target Enterprise; and the copies or tangible bearers of the foregoing matters;

1.7           License of Intellectual Property shall refer to the right to use any intellectual property granted by the Target Enterprise to any other person, and any right to use the intellectual property of other person granted by such person to the Target Enterprise;

1.8           Material Adverse Effect shall refer to such effect that occurred to the finance or business, assets, properties, revenues and prospects of the Target Enterprise which are reasonably expected to separately or jointly incur any changes or effect which may cause Material Adverse Effect on (i) the business, assets, properties, operational results, (financial or other) status of the Target Enterprise and prospects of any past, recent or long-term plans, (ii) the completion of the proposed transaction under this Contract by the parties, (iii) the value of the Target Enterprise, or (iv) the ability of the Transferor to complete the transaction under this Contract or perform its obligations under this Contract;

1.9           Appraisal Benchmark Date shall refer to the benchmark date on which the accounting firm entrusted by Party A with legal qualifications carries out the appraisal and issues the Assets Appraisal Report, i.e. 31 January 2010;

1.10         Security Deposit shall refer to transaction security deposit in RMB10 million advanced by Party B to the designated account of Beijing Equity Exchange according to the requests from Party A and Beijing Equity Exchange prior to the entering into of this Contract to provide security for the acquisition intention of Party B and show Party B’s credit standing and performance ability;

1.11         Approval Authority shall refer to the Ministry of Commerce of the People’s Republic of China, China Securities Regulatory Commission and other authority and its local authorized branch with approval authority pursuant to laws and regulations;

1.12         Registration Authority shall refer to the State Administration for Industry and Commerce of the People’s Republic of China or its local authorized branch;

1.13         Completion of Equities/Shares Transfer shall refer to recording the equities/shares transfer by Party A and Party B into the shareholders’ register and the completion of the formalities in relation to industrial and commercial registration alteration; or handling the transfer formalities with the equity escrow institution and the completion of the formalities in relation to industrial and commercial registration alteration.

1.14         Transitional Period shall refer to the period between the Appraisal Benchmark Date and the Completion Date.

1.15         Equity Transfer Costs shall refer to the costs and expenses incurred by the Transferor and/or the Transferee or the Target Enterprise in relation to the transfer of equities, or the negotiation, preparation and execution of this Contract and/or any documents under this Contract, or the implementation or completion of the transaction under this Contract, including any costs and expenses incurred to receive the necessary or appropriate waivers, consents or approvals of any governmental authorities or third parties; and the total cash costs and expenses such as equity exchange fees, brokerage fees or intermediary fees.

1.16         Equity Exchange Certificate shall refer to the certificate issued by Beijing Equity Exchange in relation to the transfer of equities/shares to show that the procedures of on-exchange trading have been completed in accordance with the rules of exchange.

Unless otherwise expressly provided, the following interpretation rules shall be applied in this Contract:

1.17         Calculation of a certain period: if any actions or steps are proposed to be taken prior to, during or after a certain period in accordance with this Contract, when calculating this period, the date which is treated as the benchmark date for calculating such period shall be excluded. If the last date of such period is a non-business date, such period shall be extended to the end of following first business date.

1.18         Currency: all the references to RMB or Renminbi in this Contract shall refer to the legal currency of China, and all the references to $ or US dollars shall refer to the legal currency of the USA.

1.19         Including shall refer to including without limitation.

ARTICLE 2 TARGET OF EQUITY TRANSFER

2.1           The target of transfer under this Contract shall be all the equities held by Party A in the Target Enterprise (hereinafter referred to as Equities).

2.2           The capital subscribed by Party A for the Transfer Target held by it, i.e. RMB35 million, has been fully contributed.

2.3           There is no security in any form imposed on the Transfer Target, including but not limited to the pledge imposed on such equity, or any restrictions or obligations that may affect the Equity Transfer. The Transfer Target is not imposed with any mandatory measures, such as attachment, by any competent authorities.

ARTICLE 3 TARGET ENTERPRISE

3.1           Beijing Beichen Auto Rental Company, the Target Enterprise referred to by this Contract, is a legally existing state wholly-owned enterprise with all its contributors’ interests legally held by Party A and having an independent enterprise legal person status.

3.2           The Target Enterprise owns the legal approvals or permits to operate in the following scope of business:

(1)           Road Transportation Operation Permit [Lin Guan Zi Zhao No. (0019)];

(2)           Road Transportation Operation Permit [Xiu Zi (110105003139)];

(3)           Road Transportation Operation Permit [Xiu Zi (110105003139)].

3.3           The Target Enterprise owns the ownership right of the following fixed and non-fixed assets:

All the machineries, equipment, facilities, products, products in process (including equipment materials and all the records, spare parts, office wares of the Target Enterprise) located in the plant of the Target Enterprise.

3.4           All the assets of the Target Enterprise are subject to appraisal carried out by Beijing Tian Jian Xing Ye Assets Appraisal Co., Ltd. which has issued the Assets Appraisal Report with 31 January 2010 as the appraisal benchmark date.

3.5           The Target Enterprise has no circumstances that are not disclosed or have been omitted and may influence the appraisal result in the Assets Appraisal Report as referred to in clause 3.4 and the Final Audit Report as referred to in clause 7.6.

3.6           The Target Enterprise has collated a Property and Material List which incorporates the relevant title certificates, approval letters, financial statements, assets lists, records, seals, engineering diagrams, technical assets and other documents and materials.

3.7           Party A and Party B enter into each terms of this Contract on the basis that the Target Enterprise owns the above assets and based on the appraisal result of the Assets Appraisal Report.

ARTICLE 4 CONDITIONS TO EQUITY TRANSFER

4.1           Party A has completed the legal approval or filing procedures pursuant to laws in relation to the Restructuring Plan of the Target Enterprise as referred to in this Contract.

4.2           Party A has completed the legal voting procedures pursuant to laws in relation to the Staff Relocation Plan involved in the restructuring of the Target Enterprise.

4.3           Party A has completed the public listing procedures at Beijing Equity Exchange in accordance with the relevant laws, regulations and policies in relation to the equity exchange under this Contract.

4.4           Party B has completed the necessary approval or authorization procedures in relation to accepting the transfer of Transfer Target owned by Party A in accordance with the provisions of this Contract.

ARTICLE 5 WAY OF EQUITY TRANSFER

The Equity Transfer under this Contract has been publicly listed at Beijing Equity Exchange on 21 January 2011, and during the listing period, there is only Party B expressing acquisition intention who will accept the transfer of Transfer Target under this Contract in accordance with laws.

ARTICLE 6 EQUITY TRANSFER PRICE AND PAYMENT

6.1           Transfer Price

Pursuant to the result of public listing, Party A will transfer the Transfer Target under this Contract to Party B at a price of Renminbi thirty five million five hundred and sixty one thousand and one hundred (i.e. RMB35,561,100). Party B shall pay the Security Deposit as required by Party A and Beijing Equity Exchange which will be converted into part of the Transfer Price.

6.2           Quote Currency

The forgoing Transfer Price shall be quoted in RMB.

6.3           Way of Transfer Price Payment

Party B shall make a one lump payment by remitting the Transfer Price to the settlement account designated by Beijing Equity Exchange within thirty days after the this Contract takes effect.

ARTICLE 7 CLOSING MATTERS OF EQUITY TRANSFER

7.1           Party A and Party B shall perform or assist with the performance of obligations to report to the Approval Authority, and shall make their best endeavors to cooperate with the reasonable demands and inquiries raised by any Approval Authority in order to obtain the approvals from the Approval Authority in relation to this Contract and the equity exchange hereunder.

7.2           Within five working days after the certificate issued by Beijing Equity Exchange in relation to the equity exchange under this Contract is obtained, Party B shall handle the formalities in relation to share equity alteration registration with the Registration Authority, and Party A shall provide the necessary assistance and cooperation. The date on which the Registration Authority completes the share equity alteration registration formalities and issues the new enterprise business license shall be deemed as the completion date of Equity Transfer.

7.3           Within three days since the closing date of Equity Transfer, both parties shall discuss and confirm the detailed date and venue to handle the closing matters in relation to Equity Transfer. Party A shall hand over the assets and assets lists, title certificates, approval letters, financial statements, records, seals, engineering diagrams, technical assets of the Target Enterprise to Party B according to the Property and Material List of the Target Enterprise as referred to in clause 3.6 hereof for Party B’s inspection and acceptance.

7.4           Party A shall be responsible for the completeness and truthfulness of the above materials provided by it and the consistency of such materials with the real situations of the Target Enterprise, and shall take all legal liabilities arising from any concealments or misstatements.

7.5           Party B shall obtain the power of management and control to the Target Enterprise after the execution of Staff Relocation Compensation Agreement and shall start to manage and control the Target Enterprise.

7.6           Both parties agree to take March 2011 as the benchmark month and engage an intermediary institution to carry out final audit to the Target Enterprise so as to confirm the profits of the Target Enterprise generated from the Appraisal Benchmark Date to 31 March 2001. Within five days after the final audit report is delivered to Party B, Party B shall pay the profits of the Target Enterprise to Party A in one lump sum. In case of losses (i.e. the amount of net assets in the audit report is less than the Transfer Price as stated in clause 6.1), Party A shall return the balance between the net assets and the Transfer Price to Party B within five days after the final audit report is issued. The profits generated in March 2011 shall be allocated between Party A and Party B according to their respective actual number of days of controlling the Target Enterprise.

7.7           After Party B acquires the Target Enterprise, if Party B continues to use the premises and office site of the Target Enterprise, Party A agrees that the Target Enterprise may continue to lease all the existing office sites and premises belonging to Party A at such rental as provided in the original lease contract and the term of lease shall be no less than three years. After the expiry of such term, both parties shall renegotiate the lease contract and rental following the market principles.

7.8           Party B shall cancel the registration of the original Target Enterprise and merge its assets to its own enterprise or other affiliates controlled by it. Where formalities, such as title transfer of the relevant certificates or approval letters or alteration of subject entity, are required to complete, Party A shall provide the necessary assistance.

ARTICLE 8 TRANSITIONAL PERIOD ARRANGEMENT

8.1           During the Transitional Period under this Contract, Party A shall be obliged to manage the Target Enterprise and its assets in good faith. Party A shall guarantee and procure the normal operations of the Target Enterprise. In event of any Material Adverse Effect occurring to the Target Enterprise during the Transitional Period, Party A shall promptly notify Party B of the same and take proper actions.

8.2           During the Transitional Period under this Contract, unless for normal operations of the Target Enterprise, Party A and the Target Enterprise shall guarantee not to execute, alter, amend or terminate all the contracts and transactions in relation to the Target Enterprise, not to make the Target Enterprise assume any liabilities or responsibilities outside of the Assets Appraisal Report, not to transfer or waive any rights, nor to dispose the assets of the Target Enterprise in any manner.

ARTICLE 9 ASSUMPTION OF EQUITY EXCHANGE FEES

The equity exchange fees incurred in the process of the equity exchange under this Contract shall be separately assumed by Party A and Party B in accordance with the relevant provisions.

ARTICLE 10 LIABILITY FOR FAILURE TO CAPITAL CONTRIBUTION (NOT APPLICABLE TO FULL CAPITAL CONTRIBUTION)

These terms shall not be applicable to this Contract.

ARTICLE 11 STAFF RELOCATION PLAN

11.1         Staffing of Target Enterprise:

Active staff: 139

Retired staff: 1

11.2         The staff of the Target Enterprise shall be properly relocated by Party B in accordance with the Staff Relocation Compensation Plan.

11.3         The foregoing Staff Relocation Compensation Agreement has been discussed and passed in the general staff meeting convened by the Target Enterprise on 26 February 2011.

ARTICLE 12 PARTY A’S REPRESENTATIONS AND WARRANTIES

12.1         Party A has the legal, valid and complete disposition right to the Transfer Target under this Contract.

12.2         All the certificates and materials submitted to Party B and Beijing Equity Exchange for the purposes of entering into this Contract are true, accurate and complete.

12.3         All the formalities required for entering into this Agreement, including but not limited to obtaining authorizations, approvals, company internal decisions, etc., are legally and validly handled. All the preconditions on which this Contract is established and the equities are transferred are satisfied.

12.4         There are no securities or restrictions imposed upon the Transfer Target that may affect the Equity Transfer.

ARTICLE 13 PARTY B’S REPRESENTATIONS AND WARRANTIES

13.1         Party B’s acceptance to acquire the Transfer Target under this Contract is in accordance with laws and regulations and not in violation of any industrial policies within China.

13.2         All the certificates and materials submitted to Party A and Beijing Equity Exchange for the purposes of entering into this Contract are true, accurate and complete.

13.3         All the formalities required for entering into this Agreement, including but not limited to obtaining authorizations, approvals, company internal decisions, etc., are legally and validly handled. All the preconditions on which this Contract is established and the equities are acquired are satisfied.

ARTICLE 14 LIABILITY FOR BREACH OF CONTRACT

14.1         After this Contract takes effect, any party requesting to terminate this Contract without due cause shall pay to the other party a liquidated damage in an amount equal to 20% of the Transfer Price under this Contract. In case of any damages caused to the other party, such party shall also take the liability for compensation.

14.2         If Party B fails to pay the Transfer Price and the one lump compensation for liabilities of the Target Enterprise against Party A and for the staff within the period provided by the contract, Party B shall pay liquidated damages for payment delay.  Such liquidated damages shall be calculated at 0.01% of payable amounts for each day of delay during the payment delay period. Where payment is delayed in excess of fifteen days, Party A shall be entitled to terminate this Contract and require Party B to assume liability for breach of contract which equals 20% of the Transfer Price of this Contract and to assume the losses thereby incurred to Party A and the Target Enterprise.

14.3         If Party A fails to complete the transfer of target as agreed by this Contract, Party B shall be entitled to terminate this Contract and request Party A to pay an amount of liquidated damages equal to 20% of the Transfer Price in accordance with this Contract.

14.4         If there are any material event that are not disclosed or have been omitted in relation to the assets and liabilities of the Target Enterprise, which may cause Material Adverse Effect on the Target Enterprise or may affect the Transfer Price, Party B shall be entitled to terminate this Contract and request Party A to assume liability for breach of contract equaling 20% of the Transfer Price in accordance with this Contract.

If Party B chooses not to terminate the contract, it shall be entitled to request Party A to make compensations in relation to the relevant matters. The amount of compensation shall be equal to the amount of losses that the foregoing undisclosed or omitted assets and liabilities may cause to the Target Enterprise.

ARTICLE 15 AMENDMENT AND TERMINATION OF CONTRACT

15.1         Both parties may amend or terminate this Contract through mutual agreement.

15.2         Either party may terminate this Contract in any of the following situations:

(1)           The purpose of this Contract may not be achieved due to force majeure or any other reasons that are not attributable to both parties;

(2)           The other party loses the actual performance ability;

(3)           The other party materially breaches the contract which makes the purpose of this Contract may not be achieved;

(4)           The other party has committed breach of contract as referred to by clause 14 hereof.

15.3         Amendment and Termination of this Contract shall be made in writing and submitted to Beijing Equity Exchange for filing.

ARTICLE 16 APPLICABLE LAW AND DISPUTE RESOLUTION

16.1         This Contract and the behaviors during the equity exchange shall be governed by the laws of the People’s Republic of China.

16.2         If the parties have any disputes over the interpretation and performance of this Contract, both parties shall try to resolve the disputes through consultation. If no resolution can be reached through consultation, the disputes shall be referred to the people’s court in the locality of Party A for litigation.

ARTICLE 17 EFFECTIVENESS

This Contract shall take effect after being signed or sealed by the authorized representatives of both parties and filed to the Approval Authority for approval in accordance with laws and administrative regulations.

ARTICLE 18 MISCELLANEOUS

18.1         Any amendments or supplementations to this Contract shall be made by both parties in writing and be treated as the schedules to this Contract. The schedules to this Contract shall have the same legal effect as this Contract.

18.2         This Contract shall include the original contract and Debt Settlement Agreement and Staff Relocation Compensation Agreement as the two schedules thereto.

18.3         The undertaking letter and other documents submitted by Party B during the acquisition of Transfer Target in accordance with the listing conditions shall be an integral part of this Contract and shall have the same legal effect as this Contract.

18.4         This Contract shall have eight copies, among which, Party A and Party B shall each hold two copies, the brokerage members of Party A and Party B shall each hold one copy, Beijing Equity Exchange shall retain one copy for filing purpose and the rest will be used for applying for approval and registration of the equity exchange.

Transferor (Party A):	Transferee (Party B):

Beijing North Star Industrial Group	Beijing China Auto Rental Co., Ltd.

(Seal) [Company seal is affixed]	(Seal) [Company seal is affixed]

Legal Representative or	Legal Representative or

Authorized Representative (Signature):	Authorized Representative (Signature):

/s/ Ji Chen	/s/ Charles Zhengyao Lu

Place of Signing: Beijing

Date of Signing: 8 March 2011

Staff Relocation Compensation Agreement

This Agreement is entered into by the following parties:

Party A: Beijing North Star Industrial Group

Party B: Beijing China Auto Rental Co., Ltd.

Whereas:

1              Party A is the contribution shareholder of Beijing Beichen Auto Rental Company (“Target Enterprise”) and Party A has publicly listed all the shareholders’ interests owned in the Target Enterprise and all the relevant rights and obligations at Beijing Equity Exchange Co., Ltd. in accordance with the relevant laws, regulations and policies;

2              Party B becomes the acquirer of equities of the Target Enterprise through public bidding at Beijing Equity Exchange Co., Ltd. (or other way of bidding, such as tendering and internet bidding, etc.);

3              Party A has clearly stated in the exchange conditions upon public listing that the acquirer of the Target Enterprise is required to properly relocate the staff of the Target Enterprise and be liable for all the staff relocation compensation fees; Party B has fully understood the foregoing exchange conditions when delisting the equity exchange at Beijing Equity Exchange Co., Ltd. and promised to abide by such conditions.

In witness thereof, Party A and Party B hereby enter into this Agreement through mutual agreement.

Clause 1.                Party B undertakes to accept and properly relocate all the active staff of Target Enterprise when acquiring the equities of Target Enterprise.

Clause 2.                As a result of Party A’s transferring all the share equities of Target Enterprise, the active staff of Target Enterprise shall be given with economic compensation in one lump sum for their years of service in the enterprise in accordance with the relevant national provisions. Such compensation shall be borne by Party B. The compensation standard and amount shall be based on the average monthly salary of each staff within twelve months prior to the completion of industrial and commercial alteration registration of the Target Enterprise. The determination of such base amount shall comply with the relevant laws and regulations. Such payment standard and amount shall also be subject to determination of the staff in accordance with the applicable PRC labor laws. The Target Enterprise shall provide Party B with the list of staff to receive compensation and the amount of compensation in advance.

Party B shall pay the above compensation to the staff in one lump sum when the Target Enterprise re-enters into an employment contract or service agreement with the staff (i.e. within three days since the date of industrial and commercial registration alteration). If the staff of Target Enterprise is relocated on an earlier date due to the Equity Transfer of Target Enterprise, the Target Enterprise may pay compensation to such staff first, and within the time limit provided by the Staff Relocation Compensation Agreement, Party B shall pay such amount of compensation to the Target Enterprise, provided that Party A shall provide necessary document to prove such payment for Party B.

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Clause 3.                Party B undertakes that after acquiring the equities of Target Enterprise, the Target Enterprise shall re-enter into employment contracts with active staff, re-enter into service agreements or rework agreements with other staff such as drivers or in accordance with the applicable PRC labor regulations; the term of employment contract and service agreement re-entered into shall not be shorter than the term entered into with the original Target Enterprise. The Target Enterprise shall complete re-entering into employment contracts and service agreements within three working days sine the date on which the Target Enterprise completes the industrial and commercial registration alteration. Party B must make full contribution of various social securities and housing funds for the staff in accordance with the relevant national provisions.

Clause 4.                Party B undertakes that in principle it will not reduce the salary of the staff and remain the original post, position and remunerations of current senior and middle level management and key staff unchanged.

Clause 5.                Party B shall provide Party A with detailed staff relocation plan, which shall include employment contract, service agreement, post arrangements, remunerations, job descriptions, etc.

Clause 6.                This Agreement shall be an effective and integral part of Equity Exchange Contract with the same legal effect.

Clause 7.                If Party B fails to properly relocate the staff and assume the staff relocation compensations in accordance with this Agreement, Party A shall be entitled to terminate the Equity Exchange Contract and require Party B to assume liability for breach of contract in accordance with Equity Exchange Contract.

Clause 8.                This Agreement shall have eight copies, among which, Party A and Party B shall each hold four copies.

Party A:	Party B:

Beijing North Star Industrial Group	Beijing China Auto Rental Co., Ltd.

(Seal) [Company seal is affixed]	(Seal) [Company seal is affixed]

Legal Representative or	Legal Representative or

Authorized Representative (Signature):	Authorized Representative (Signature):

/s/ Ji Chen	/s/ Charles Zhengyao Lu

Date of Signing: 8 March 2011

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Debt Payment Agreement

This Agreement is entered into by the following parties:

Party A: Beijing North Star Industrial Group

Party B: Beijing China Auto Rental Co., Ltd.

Whereas:

1              Party A is the contribution shareholder of Beijing Beichen Auto Rental Company (“Target Enterprise”) and Party A has publicly listed all the shareholders’ interests owned in the Target Enterprise and all the relevant rights and obligations at Beijing Equity Exchange Co., Ltd. in accordance with the relevant laws, regulations and policies;

2              Party B becomes the acquirer of equities of the Target Enterprise through public bidding at Beijing Equity Exchange Co., Ltd. (or other way of bidding, such as tendering and internet bidding, etc.);

3              Party A has clearly stated in the exchange conditions upon public listing that as of Assessment Benchmark Date, the total debt amount owed by the Target Enterprise to Party A is RMB17,669,721.67; Party B has fully understood the foregoing situations when delisting the equity exchange at Beijing Equity Exchange Co., Ltd. and promised to pay off al the debt amount owed by the Target Enterprise to Party A in one lump sum.

In witness thereof, Party A and Party B hereby enter into this Agreement through mutual agreement.

Clause 1.                As of Assessment Benchmark Date, the total amount of debt owed by the Target Enterprise to Party A is Renminbi seventeen million six hundred and sixty nine thousand seven hundred and twenty one dollars and sixty seven cents (i.e. RMB17,669,721.67); Party B undertakes that such debt amount shall be assumed by Party B and paid off to Party A in such a manner and within such a time limit as provided by this Agreement.

Clause 2.                Party B shall pay off the entire debt amount set out in Clause 1 hereof to Party A in one lump sum at the same time when paying the transfer price.

Clause 3.                In accordance with the provisions of Equity Exchange Contract, both parties agree to engage an intermediary institution to conduct final audits to the Target Enterprise with March 2011 as the benchmark month in order to determine all the debts owed by the Target Enterprise to Party A from the Assessment Benchmark Date to 31 March 2011. If there are any discrepancies between the final audit results and the original audit report and asset assessment report, both parties agree to determine the debt amount owed by the Target Enterprise to Party A based on the final audit results. The portion of amount thereby determined in excess of the amount set out in Clause 1 hereof shall be paid within five days after the final audit report is delivered to Party B, while as to the difference by which the debt amount determined by the final audit report is less than the debt amount as agreed in Clause 1 hereof, the excessive amount of debt payment shall be returned to Party B by Party A within five days after the final audit report is issued.

Clause 4.                This Agreement shall be an effective and integral part of Equity Exchange Contract with the same legal effect.

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Clause 5.                If Party B fails to pay off debt amount to Party A in accordance with this Agreement, Party A shall be entitled to terminate the Equity Exchange Contract and require Party B to assume liability for breach of contract in accordance with Equity Exchange Contract.

Clause 6.                This Agreement shall have eight copies, among which, Party A and Party B shall each hold four copies.

Party A:	Party B:

Beijing North Star Industrial Group	Beijing China Auto Rental Co., Ltd.

(Seal) [Company seal is affixed]	(Seal) [Company seal is affixed]

Legal Representative or	Legal Representative or

Authorized Representative (Signature):	Authorized Representative (Signature):

/s/ Ji Chen	/s/ Charles Zhengyao Lu

Date of Signing: 8 March 2011

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